Exhibit 99.1

FOR IMMEDIATE RELEASE

FUBOTV ANNOUNCES PRELIMINARY Q3 2022 RESULTS, EXPECTS TO EXCEED PRIOR GUIDANCE IN NORTH AMERICA

COMPANY CONTINUES ITS FOCUS ON PATH TO PROFITABILITY, CEASES OPERATION OF FUBO SPORTSBOOK

NEW YORK – OCTOBER 17, 2022 – FuboTV Inc. (NYSE: FUBO), the leading sports-first live TV streaming platform, announced today its preliminary third quarter 2022 results. Revenue and subscriber growth for North America (NA) are expected to exceed previously issued guidance.

The company is expected to close the third quarter 2022 with NA revenue of at least $210 million, an increase of approximately 34% year-over-year, and Rest of World (ROW) revenue of at least $5.5 million. Prior third quarter revenue guidance for the NA streaming business was $200-205 million and $5-6 million for ROW. ROW includes Molotov, the French live TV streaming service acquired by FuboTV in December 2021.

Paid subscribers in NA for the third quarter are expected to exceed 1,220,000, an increase of more than 27% year-over-year, with ROW paid subscribers expected to reach approximately 350,000. Prior third quarter paid subscriber guidance was 1,135,000-1,155,000 for NA and 340,000-360,000 for ROW.

FuboTV states its key metrics on a year-over-year basis given the seasonality of sports content.

Additionally, the company expects to post approximately negative $100 million of Adjusted EBITDA (AEBITDA) in the third quarter. Fubo’s balance of cash and cash equivalents at the end of the quarter is expected to be at least $300 million.

FuboTV’s expected preliminary results demonstrate a continued progression towards the company’s 2025 profitability targets. Given these goals, the company has now completed its previously announced strategic review of the Fubo Gaming business. While multiple parties expressed interest in the business, none of these opportunities would have allowed Fubo to lower its funding requirements and generate sufficient returns to shareholders. As a result, FuboTV will close its Fubo Gaming subsidiary and cease operation of its owned-and-operated Fubo Sportsbook effective immediately.

“FuboTV’s strong preliminary third quarter 2022 results reflect meaningful advancements against our continued mission to profitably scale a leading global live TV streaming platform differentiated by the greatest breadth of premium content and interactivity,” said David Gandler, co-founder and CEO, FuboTV. “We expect to deliver strong revenue and subscriber growth in Q3, exceeding our previously issued guidance in North America, against the backdrop of a highly competitive operating environment. We’re pleased with this expected performance, and our progress toward achieving our positive cash flow target in 2025. Following our previously announced strategic review, we have concluded that continuing with Fubo Gaming and Fubo Sportsbook in this challenging macroeconomic environment would impact our ability to reach our longer term profitability goals. Therefore, we have made the difficult decision to exit the online sports wagering business effective immediately. We look forward to providing more color, as well as discussing our full third quarter 2022 results and full year outlook, on our November 4 earnings call.”

About FuboTV

With a mission to build the world’s leading global live TV streaming platform with the greatest breadth of premium content and interactivity, FuboTV Inc. (NYSE: FUBO) aims to transcend the industry’s current TV model. FuboTV Inc. operates in the U.S., Canada, France and Spain.

Leveraging its proprietary data and technology platform optimized for live TV and sports viewership, FuboTV Inc. aims to turn passive viewers into active participants and define a new category of interactive sports and entertainment television. The company’s sports-first cable TV replacement product, FuboTV, offers U.S. subscribers more than 125 live sports, news and entertainment networks and is the only live TV streaming platform with every Nielsen-rated sports channel (source: Nielsen Total Viewers, 2021). Subscribers can engage with the content they are watching on FuboTV through interactive product features like FanView, an in-video experience showcasing live game, team and player stats and scores in real time. Fubo was also the first virtual MVPD to enable simultaneous viewing on up to four screens (Multiview on Apple TV) as well as to stream in 4K HDR.

Key Metrics and Non-GAAP Measures

Paid Subscribers

We believe the number of paid subscribers is a relevant measure to gauge the size of our user base. Paid subscribers is defined as total subscribers that have completed registration with fuboTV, have activated a payment method (only reflects one paying user per plan), from which fuboTV has collected payment from in the month ending the relevant period. Users who are on a free (trial) period are not included in this metric.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as Net Loss, adjusted for depreciation and amortization, stock-based compensation, income tax benefit, impairment of intangibles, other expenses, and one-time non-cash expenses.

We believe Adjusted EBITDA is a useful financial measure for investors as it is a supplemental measure used by management in evaluating our core operating performance. Our non-GAAP financial measures, such as Adjusted EBITDA, have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP. There are a number of limitations related to the use of the Company’s non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures are not a substitute for GAAP financial measures. Second, these non-GAAP financial measures may not provide information directly comparable to measures provided by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently.

The Company is not providing a reconciliation of Adjusted EBITDA to Net Loss, the most directly comparable GAAP measure, because it does not currently have sufficient information to accurately estimate all of the variables and individual adjustments for such reconciliation. As such, the Company cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

Cautionary Note Regarding Forward-Looking Statements - FuboTV

This press release contains forward-looking statements of FuboTV Inc. (“FuboTV”) that involve substantial risks and uncertainties. All statements contained in this press release that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our preliminary financial results and business strategy and plans, including the planned wind-down of Fubo Sportsbook. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that FuboTV makes due to a number of important factors, including but not limited to risks related to our pursuit and engagement in acquisitions; our actual operating results may differ significantly from our guidance; risks related to FuboTV’s access to capital and fundraising prospects to fund its ongoing operations and support its planned growth; risks relating to diverting management’s attention from FuboTV’s ongoing business operations to address integration and fundraising efforts; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to our technology, as well as cybersecurity and data privacy-related risks; our ability to achieve or maintain profitability; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to attract and retain subscribers; we may not be able to license streaming content or other rights on acceptable terms; risks related to our ability to capitalize develop and market a sports wagering offering and the regulatory regime and related risks associated with such offering; risks related to the difficulty in measuring key metrics related to our business; risks related to the highly competitive nature of our industry; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies, including the impact of COVID-19 on the broader market. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022 filed with the Securities and Exchange Commission (“SEC”) on August 8, 2022 and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this press release represent FuboTV’s views as of the date of this press release. FuboTV anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing FuboTV’s views as of any date subsequent to the date of this press release.

Financial Disclosure Advisory

All financial data in this press release is preliminary and represents the most current information available to the Company’s management, as financial closing procedures for the quarter ended September 30, 2022 are not yet complete. These estimates are not a comprehensive statement of the Company’s financial results for the quarter ended September 30, 2022 and actual results may differ materially from these estimates as a result of the completion of normal quarter-end accounting procedures and adjustments, including the execution of the Company’s internal control over financial reporting, the completion of the preparation and review of the Company’s financial statements for the quarter ended September 30, 2022 and the subsequent occurrence or identification of events prior to the formal issuance of the third quarter financial results.

# # #

Contacts

Investor Contacts:

Alison Sternberg, FuboTV

asternberg@fubo.tv

JCIR for FuboTV

ir@fubo.tv

Media Contacts:

Jennifer L. Press, FuboTV

jpress@fubo.tv

Bianca Illion, FuboTV

billion@fubo.tv